UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DGSE COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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 DGSE COMPANIES, INC.

11311 Reeder Road
Dallas, Texas 75229
(972) 484-3662

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2010

TO THE STOCKHOLDERS OF DGSE COMPANIES, INC.:

Notice Is Hereby Given that the annual meeting of stockholders of DGSE Companies, Inc., a Nevada corporation (the "Company"), will be held on Friday, April 30, 2010 at 2:00 p.m. local time, at our principal offices located at 11311 Reeder Road, Dallas, Texas 75229.

At the annual meeting you will be asked to:

1.	Elect five directors to the Company’s board of directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	Ratify the selection of Cornwell Jackson Inc. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010; and

3.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement.

The board of directors has fixed the close of business on April 7, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chairman and Secretary

Dallas, Texas
April 9, 2010

           ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
April 30, 2010:  The Proxy Statement and Annual Report to Stockholders are available at
http://dgse.investorroom.com.

DGSE COMPANIES, INC.

11311 Reeder Road
Dallas, Texas 75229
(972) 484-3662

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held April 30, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy solicitation is being made to the holders of record on April 7, 2010 of common stock of DGSE Companies, Inc., a Nevada corporation, on behalf of our board of directors for use at our annual meeting of stockholders to be held on April 30, 2010 at 2:00 p.m. local time, which we refer to as our annual meeting, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting.  Our annual meeting will be held at our principal offices located at 11311 Reeder Road, Dallas, Texas 75229.  This proxy statement is dated April 9, 2010 and is first being mailed to stockholders entitled to vote at our annual meeting on or about April 15, 2010.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company.  No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

In order to conduct business at our annual meeting, a quorum must be present. The holders of a majority of the votes entitled to be cast by holders of our common stock at our annual meeting, present in person or represented by proxy, constitutes a quorum under our bylaws. We will treat shares of our common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at our annual meeting for the purposes of determining the presence of a quorum. If a quorum is not present, we anticipate that our annual meeting will be adjourned to solicit additional proxies.

We have designated a record date of April 7, 2010 for our annual meeting.  Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at our annual meeting.  At the close of business on the record date we had 10,289,252 shares of common stock outstanding and entitled to vote.  Except as provided below, on all matters to be voted upon at our annual meeting, each holder of record of common stock on the record date will be entitled to one vote for each share held.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes.  If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted.  It may be revoked by filing with our corporate secretary at our principal offices, 11311 Reeder Road, Dallas, Texas 75229, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.  Attendance at the meeting will not, by itself, revoke a proxy.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder nominations to our board of directors or other proposals to be considered at an annual meeting of our stockholders, the stockholder must have given us timely notice of the proposal or nomination in writing to our corporate secretary pursuant to Rule 14a-4 (c) under the Exchange Act. To be timely for our 2011 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our corporate secretary at our principal executive offices not later than March 10, 2011.

Requirements for Stockholder Proposals to be Considered for Inclusion in DGSE’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8(e) under the Exchange Act for inclusion in our proxy materials and intended to be presented at our 2011 annual meeting must be received by our corporate secretary in writing not later than March 5, 2011 to be considered for inclusion in our proxy materials for that meeting. The proposal also must meet the other requirements of the rules of the SEC relating to stockholder proposals.

Copies of Annual Report

A copy of the our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, as filed with the SEC, is enclosed herewith.  We will furnish an additional copy of these reports to our stockholders without charge upon written request to the attention of our corporate secretary addressed to DGSE Companies, Inc., 11311 Reeder Road, Dallas, Texas 75229.

PROPOSAL ONE

ELECTION OF DIRECTORS

There are five nominees for election to our board of directors.  Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.  Each nominee listed below is currently a director of our company.  All five of the directors were elected by the stockholders at our 2008 annual meeting.

We encourage our board members to attend our annual meetings of stockholders.  Two of the seven directors who were members of our board at the time of our 2008 annual meeting of stockholders attended the 2008 annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below.  In the event that any nominee is unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of a substitute nominee proposed by our board or management.  Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors.

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Year First Elected Director or Appointed Officer of Company
Dr. L.S. Smith, Ph.D.	63	Chairman of the board of directors, chief executive officer, secretary and director	1980
William H. Oyster	57	Director, president, and chief operating officer	1990
Dr. William P. Cordeiro, Ph.D.	66	Director	1999
Craig Alan-Lee	53	Director	2004
David Rector	63	Director	2007

Dr. L.S. Smith has served as chairman of our board of directors, and as our chief executive officer and secretary, since 1980.  Dr. Smith obtained a B.A. in political science from UCLA in 1967, an M.P.A. in public administration from UCLA in 1969, and an M.A., E.M.B.A. and Ph.D. in management form the Peter Drucker School of Management in 1981, 1984 and 1991, respectively.

Mr. William H. Oyster has served as a director, and as our president and chief operating officer, since January 1990.  Mr. Oyster obtained an A.A.S. in nursing from Grayson County College in 1976.

Dr. William P. Cordeiro, Ph.D. has served as a director and an independent member and financial expert of our audit committee since June 1999.  He has served as the director of the Smith School of Business and Economics, California State University – Channel Islands since June 1990.  He has also been a partner of Bartik, Cordeiro & Associates, Inc., a management consulting firm, since January 1990.  Dr. Cordeiro obtained a B.S. in biology from the University of San Francisco in 1966, an M.B.A. in finance from University of Southern California in 1969, an M.A. in management from Claremont Graduate School in 1982 and a Ph.D. in executive management from Claremont Graduate School in 1986.

Mr. Craig Alan-Lee has served as a director and independent member of our audit committee since December 2004.  He has served as a senior loan consultant with Castle Funding, Inc., a mortgage loan company, since November 1994.

Mr. David Rector has served as a principal of David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries, since 1985.  Prior to that, he served as president, chief executive officer and chief operating officer of Nanoscience Technologies, Inc., a development stage company engaged in the development and commercialization of DNA nanotechnology, from June 2004 to December 2006. He has also served as a director of Senesco Technologies, Inc., a research and development company focused on genetic technologies to improve commercial agriculture and to treat major medical conditions in humans, since 2002, and as a director of Superior Galleries, Inc. from May 2003 until May 2007.  Mr. Rector obtained a B.S. in business from Murray State University in 1969.

There are no family relationships among any of our executive officers and directors.

Corporate Governance Agreement

In connection with our acquisition of Superior Galleries, Inc., in May 2007, we entered into a corporate governance agreement with Stanford International Bank, Ltd., our largest stockholder and a lender to Superior Galleries, and Dr. Smith, our second-largest stockholder and our chairman and chief executive officer.  Pursuant to the corporate governance agreement, subject to the applicable fiduciary duties of our board of directors and compliance with applicable law, we have agreed to recommend up to five nominees to constitute our board of directors.

Pursuant to the corporate governance agreement with Stanford International Bank, each of Dr. Smith and Mr. Oyster has the right to be nominated for election to our board as long as each of Dr. Smith and Mr. Oyster, respectively, serves as an executive officer of our company.

In addition, Dr. Smith has the right to nominate two "independent directors" (as defined in the corporate governance agreement) for election to our board as long as he beneficially owns at least 10% of our outstanding shares of common stock.  Dr. Smith has exercised this right to nominate Dr. Cordeiro and Mr. Alan-Lee for election to our board.

Stanford International Bank has the right to nominate two "independent directors" (as defined in the corporate governance agreement) for election to our board as long as it beneficially owns at least 15% of our outstanding shares of common stock.  Stanford International Bank exercised this right for our 2008 annual meeting to nominate Mr. Richard M. Gozia and Mitchell T. Stoltz for election to our board.  Mssrs. Gozia and Mitchell were elected to our board of directors at our 2008 annual meeting of stockholders.  However, Mssrs. Gozia and Stoltz resigned from our board on March 31, 2009.  The board of directors did not appoint replacements for Mssrs. Gozia and Stoltz.  Stanford International Bank has not exercised its right to nominate directors for our 2010 annual meeting.  Stanford International Bank is currently in receivership.  Stanford International Bank nor the receiver have contacted us regarding the nomination of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
FOREGOING NOMINEES TO OUR BOARD OF DIRECTORS.

*****

PROPOSAL TWO

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Cornwell Jackson Inc. as our independent registered public accounting firm for the fiscal years ending December 31, 2010.  Cornwell Jackson has served as our independent registered public accounting firm since October 2004 and audited our financial statements for the 2009 fiscal year.  A representative of Cornwell Jackson is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.  Stockholder ratification of the selection of Cornwell Jackson is not required by our bylaws or otherwise.  However, we are submitting the selection of Cornwell Jackson to our stockholders for ratification as a matter of good corporate governance.  If our stockholders fail to ratify the selection, our audit committee will consider whether or not to retain that firm.  Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

The affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, is required to ratify the selection of Cornwell Jackson.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders for the purpose of determining a quorum and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accountants Fees

The following table presents fees billed by Cornwell Jackson for professional services rendered for the fiscal years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees (1)	$92,763	$84,459
Audit Related Fees (2)	15,595	3,318
Tax Fees (3)	23,155	17,883
All Other Fees (4)	32,786	19,926
Total	$164,299	$125,586

(1)	Represents the aggregate fees billed by Cornwell Jackson for professional services rendered for the audit of our annual financial statements for the fiscal year indicated above.
(2)
Represents the aggregate fees billed by Cornwell Jackson for professional services rendered in various audit related matters during 2009 and 2008.  During 2009, Cornwell Jackson provided additional professional services in connection with responding to SEC comment letters on our Form 10K for the year ended December 31, 2008 and on our Form 10Q’s filed during 2009.

(3)	Represents the aggregate fees billed by Cornwell Jackson for professional services rendered in various tax matters during 2009 and 2008. During 2009, Cornwell Jackson provided additional tax research.
(4)
Represents the aggregate fees billed by Cornwell Jackson for professional services rendered for the review of quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30 for the fiscal years indicated above.   During 2009, Cornwell Jackson provided additional consulting and research services.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by our audit committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence.  Our audit committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit and quarterly reviews for the subsequent fiscal year, and pre-approves specific engagements for tax services performed by such firm.  Our audit committee has also established pre-approval policies and procedures for certain enumerated audit and audit related services performed pursuant to the annual engagement agreement, including such firm’s attendance at and participation at board and committee meetings; services of such firm associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, such as comfort letters and consents; such firm’s assistance in responding to any SEC comments letters; and consultations with such firm as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Securities and Exchange Commission, Public Company Accounting Oversight Board (PCAOB), Financial Accounting Standards Board (FASB), or other regulatory or standard-setting bodies.  Our audit committee is informed of each service performed pursuant to its pre-approval policies and procedures.

Our audit committee has considered the role of Cornwell Jackson in providing services to us for the fiscal year ended December 31, 2009 and has concluded that such services are compatible with the firm’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CORNWELL JACKSON INC. AS OUR INDEPENDENT AUDITORS.

*****

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Corporate Governance

We maintain a corporate governance page on our website which includes our Code of Business Conduct and Ethics, which includes a whistleblower protection policy and the charter for our audit committee of our board of directors.  The corporate governance page can be found at www.DGSE.com by clicking on "About Us" and then on the "DGSE Code of Business Conduct & Ethics" link.

Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing requirements of NYSE Amex (formerly known as the American Stock Exchange) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	a majority of our board members are independent of our company and our management;

•	all members of our audit committee are independent (within the meaning of the NYSE Amex listing standards);

•	the independent members of our board meet regularly without the presence of management;

•	we have a clear code of business conduct and ethics that applies to our principal executive officers, our directors and all of our employees, and is monitored by our audit committee;

•	the charter of our audit committee clearly establishes its roles and responsibilities;

•	we have a specific telephone number available to all employees; and

•	our audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters.

Board of Directors

Our board of directors currently consists of five directors including Dr.  L.S.  Smith (chairman), William H. Oyster, Dr. William P. Cordeiro, Craig Alan-Lee and David Rector.  Two directors who were elected at our 2008 annual meeting, Richard M. Gozia and Mitchell T. Stoltz, resigned on March 31, 2009.  Our board of directors did not appoint replacements for Mssrs. Gozia and Stoltz.  During 2009, our board of directors met four times and acted by unanimous written consent once.  All members of our board were present at each meeting.

Independence of the Board of Directors

Our company is a "controlled company" within the meaning of the NYSE Amex listing standards because our two largest stockholders, Dr. Smith and Stanford International Bank, who have entered into a corporate governance agreement with our company and have filed Schedule 13Ds with the SEC as a group, collectively hold approximately 64% of the voting power of our company.  Accordingly, we are not obligated to comply with the independent director requirements of the NYSE Amex listing standards.

Pursuant to the corporate governance agreement, four of the directors which Stanford International Bank and Dr. Smith have the right to nominate must be "independent" as defined by the corporate governance agreement.  The agreement defines as independent a nominee or director who, amongst other things, is an individual our board has determined, in the case of a director standing for re-election, or our board is reasonably likely to determine, in the case of a new director nominee, to be independent within the meaning of the applicable listing rules of our principal trading market (currently NYSE Amex) and the applicable rules under the Exchange Act.

After review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, our board of directors has affirmatively determined that three of our five directors — Dr. Cordeiro and Messrs. Alan-Lee and Rector — are "independent" within the meaning of the applicable NYSE Amex listing standards and our corporate governance agreement.

Executive Sessions

As required under the NYSE Amex listing standards, during the calendar year ended December 31, 2009, our independent directors met at least once in a regularly scheduled executive session at which only independent directors were present.

Risk Oversight

           Our board and/or executive management takes an active role in overseeing management of the Company’s risks. The board and executive management receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The board also meets with senior management annually for a strategic planning session and discussion of the key risks inherent in our short- and long-term strategies at the development stage, and also receives periodic updates on any strategic initiatives throughout the year.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our board of directors.  Our board recommends that stockholders initiate any communications with the board in writing and send them in care of the investor relations department by mail to our principal offices at 11311 Reeder Road, Dallas, Texas 75229.  This centralized process will assist the board in reviewing and responding to stockholder communications in an appropriate manner.  The name of any specific intended board recipient should be noted in the communication.  The board has instructed the investor relations department to forward such correspondence only to the intended recipients; however, the board has also instructed the investor relations department, prior to forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the board’s consideration.  In such cases, that correspondence will be forwarded to our corporate secretary for review and possible response.  This information is also contained on our website at www.DGSE.com.

Information Regarding the Board of Directors Committees

During 2009, the only standing committee of our board of directors was the audit committee.  Because our company is a "controlled company" under the NYSE Amex listing standards, our board is not obligated by those listing standards to have, and our board does not have, a nominating committee or a compensation committee, or any committees performing similar functions.  The audit committee was established in accordance with Section 3(a)(58) of the Exchange Act.  The charter has been adopted, and in some cases amended and restated to, among other things, reflect changes to the NYSE Amex listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.  The charter can be found on our website at www.DGSE.com.

The audit committee oversees our corporate accounting and financial reporting processes. Among other functions, the audit committee:

•	oversees our financial reporting process on behalf of the board and reports the results of their activities to the board;

•	sets the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior;

•	together with the board, evaluates and, where appropriate, replaces our independent registered public accounting firm;

•
discusses with our independent registered public accounting firm their independence from management and our company and the matters included in the written disclosures required by the Independence Standards Board;

•	annually reviews and recommends to the board the selection of our independent registered public accounting firm;

•
reviews the interim financial statements with management prior to the filing of our quarterly reports on Form 10-Q and discusses the results of the quarterly review and any other matters required to be communicated to the audit committee by the independent registered public accounting firm under generally accepted auditing standards; and

•
reviews with management and the independent registered public accounting firm the financial statements to be included in our annual report on Form 10-K (or the annual reports to our stockholders if distributed prior to the filing of a Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, and discusses the results of the annual audit and any other matters required to be communicated to the audit committee by the independent registered public accounting firm under generally accepted auditing standards.

The audit committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.  The audit committee is currently composed of Dr. William P. Cordeiro, Ph.D. (chairman), David Rector and Craig Alan-Lee.  The audit committee met four times during 2009.

Our board of directors annually reviews the NYSE Amex listing standards definition of independence for audit committee members and has determined that all members of our audit committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the NYSE Amex listing standards).  Our board of directors has determined that each member of the audit committee is able to read and understand fundamental financial statements, including our company’s balance sheet, income statement and cash flow statement.  Our board has also determined that Dr. Cordeiro and Mr. Rector each qualifies as an "audit committee financial expert," as defined in applicable SEC rules.  In making such determinations, the board made a qualitative assessment of Dr. Cordeiro’s and Mr. Rector’s level of knowledge and experience based on a number of factors, including each individual’s formal education and experience.  See "Report of the Audit Committee."

The audit committee has discussed with Cornwell Jackson, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The audit committee has also received the written disclosures and the letter from Cornwell Jackson required by Independent Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed with Cornwell Jackson the independence of Cornwell Jackson as auditors of the Company.  Based on the foregoing, the audit committee recommended to the board that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Consideration of Director Nominees

Because our company is a "controlled company" for purposes of the NYSE Amex listing standards, our board is not required by those listing standards either to have a nominating committee or to have director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.  Our board has not established a standing nominating committee or a charter with respect to the nominating process.  Instead, our entire board is involved in the director nomination process.

Our board is of the view that such a committee is unnecessary given that almost all directors are nominated pursuant to the corporate governance agreement and the fact that all directors are considered by and recommended to our stockholders by the full board, which is comprised of a majority of independent directors.  If our board established such a committee, its membership would consist of the independent directors or a subset of them.  To date, all director nominees recommended to the stockholders have been identified by stockholders, current directors or management, and we have never engaged a third party to identify director candidates.

Director Qualifications

Our board believes that new candidates for director should have certain minimum qualifications, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; having the ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; a genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames.  The board also considers such factors as ability to contribute strategically through relevant industry background and experience; independence from our company and current board members; and a recognizable name that would add credibility and value to our company and its stockholders.  The board may modify these qualifications from time to time.

Evaluating Nominees for Director

Most of our nominees for election as directors are nominated pursuant to the corporate governance agreement.  With respect to these nominees, our board reviews candidates to ensure they are "independent", as defined in the corporate governance agreement.  Under that agreement, a nominee is "independent" if he or she (i) is not and has never been an officer or employee of DGSE or Stanford International Bank or their respective affiliates or associates, or of any entity that derived 5% or more of its revenues or earnings in any of its three most recent fiscal years from transactions involving DGSE or Stanford International Bank or any affiliate or associate of any of them, (ii) has no affiliation, compensation, consulting or contracting arrangement with DGSE or Stanford International Bank or their respective affiliates or associates or any other entity such that a reasonable person would regard such individual as likely to be unduly influenced by management of DGSE or Stanford International Bank, respectively, or their respective affiliates or associates, and (iii) is a director our board has determined, or a nominee our board is reasonably likely to determine, to be "independent" within the meaning of the applicable listing rules of our principal trading market (currently the NYSE Amex market) and Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) promulgated thereunder.

With respect to nominees not nominated pursuant to the corporate governance agreement, our board reviews candidates for director nominees in the context of the current composition of our board, our operating requirements and the long-term interests of our stockholders.  In conducting this assessment, our board currently considers, among other factors, diversity, age, skills, and such other factors as it deems appropriate given the current needs of our board and our company, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, our board reviews the directors’ overall service to our company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence.  In the case of new director candidates, our board also determines whether the nominee must be independent, which determination is based upon applicable NYSE Amex listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  Our board then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  Our board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board.  Our board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our stockholders by majority vote.

To date, our board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.  To date, our board has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned, in the aggregate, more than 5% of our voting stock.

Stockholder Nominations

The board applies the same guidelines (described above) to stockholder nominees as applied to nominees from other sources.  Any stockholder who wishes to recommend a prospective director nominee for the board’s consideration may do so by giving the candidate’s name and qualifications in writing to our chairman of the board at our principal executive offices at 11311 Reeder Road, Dallas, Texas 75229.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership, as well as any other information required by our bylaws.

Code Of Business Conduct And Ethics

We have adopted a "Code of Business Conduct and Ethics" that applies to all employees, including our executive officers.  A copy of our Code of Business Conduct and Ethics is posted on our internet site at www.DGSE.com. In the event we make any amendments to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report.

AUDIT COMMITTEE REPORT

Introductory Note: The material in this Audit Committee Report is not "soliciting material" and is being furnished to, but not deemed filed with, the SEC.  This report is not deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2009.

The audit committee has reviewed and discussed the audited financial statements of DGSE Companies, Inc. with senior management. The audit committee has discussed with Cornwell Jackson, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Cornwell Jackson required by Independence Standards Board Standard No. 1, which relates to the accounting firm’s independence from our company, and has discussed with Cornwell Jackson its independence from our company.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the board of directors. Each of the members of the audit committee qualifies as an independent director under the current listing standards of the American Stock Exchange. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

AUDIT COMMITTEE

Dr. William P. Cordeiro, Ph.D. (Chairman)
David Rector
Craig Alan-Lee

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers.  All executive officers serve at the pleasure of our board of directors.

Name	Age	Position
Dr. L.S. Smith*	63	Chairman of the board, chief executive officer and president
William H. Oyster*	57	President and chief operating officer
John Benson	64	Chief financial officer
S. Scott Williamson	51	Executive vice president – consumer finance
* Biographical information about Dr. Smith and Mr. Oyster is set forth under Proposal One, above.

John Benson joined our company in December 1992 as chief financial officer. Between January and May 2007, Mr. Benson served on the board of directors of Superior Galleries, Inc. Mr. Benson obtained his BBA from Texas A&M University in 1968 and is a certified public accountant in the State of Texas.

S. Scott Williamson joined our company as executive vice president – consumer finance and became president of our subsidiary, American Pay Day Centers, Inc. in May 2004. Between 2002 and 2004, Mr. Williamson served as president of Texas State Credit Co., a finance company with 63 locations. From 2001 to 2002, Mr. Williamson served as chief financial officer for Westgate Fabrics, LLC, a distributor of decorative fabrics. Before that, Mr. Williamson served as an executive vice president of operations for First Cash Financial Services, Inc., a national markets finance company.  Mr. Williamson has also served on the board of directors of Superior Galleries, Inc. from January 2007 to May 2007.  Mr. Williamson obtained his B.B.A. in accounting from the University of Oklahoma in 1980 and is a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 26, 2009 by (i) each director, (ii) each of the named executive officers reflected in the Summary Compensation Table, (iii) all our executive officers and directors as a group, and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Dr. L. S. Smith, Ph.D.	6,731,947	(2), (8)	65.4%
Director, chairman and chief executive officer
519 Interstate 30, #243
Rockwall, Texas 75087
William H. Oyster	290,115	(4)	2.8%
Director, president and chief operating officer(3)
John Benson	161,500	(5)	1.6%
Chief financial officer(3)
S. Scott Williamson	20,000	(6)	*
Executive vice president(3)
Dr. William P. Cordeiro, Ph.D.	27,500	(7)	*
Director
P.O. Box 6010
Malibu, California 90264
Craig Alan-Lee	325,000	(8), (9)	3.2%
Director
11230 Dilling Street
North Hollywood, California 91602
David Rector	5,462	(10)	*
Director(3)
Stanford International Bank, Ltd.	6,731,947	(11)	65.4%
No. 11 Pavilion Drive
St. John’s, Antigua, West Indies

All directors and officers	7,561,524	(12)	73.5%
as a group (8 individuals)

(1)
Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books showing 10,289,252 shares of common stock outstanding as of April 7, 2010.  We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as otherwise stated in the footnotes below.  For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of April 7, 2010, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  A "*" indicates less than one percent.

(2)
Includes 577,777, 267,857 and 100,000 shares currently exercisable under stock options with exercise prices of $2.25, $1.12 and $0.78 per share, respectively; 493,282 shares subject to proxies pursuant to which Dr. L.S. Smith holds sole voting power; and 3,390,727 shares subject to a corporate governance agreement with Stanford International Bank, Ltd. and us.  The corporate governance agreement entitles Stanford International Bank and Dr. Smith to each nominate two independent directors to our board of directors and entitles Dr. Smith and Mr. Oyster to be nominated to our board for so long as he remains an executive officer of our company.  Pursuant to this agreement, Dr. Smith has shared voting power with respect to the 3,390,727 shares beneficially owned by Stanford International Bank.  Dr. Smith disclaims beneficial ownership of the 3,884,009 shares subject to the proxies or the corporate governance agreement.

(3)	The address for Messrs. Oyster, Benson, Williamson and Rector is 11311 Reeder Road, Dallas, Texas 75229.

(4)
Includes 250,000 shares currently exercisable under stock options with an average exercise price of $2.23 per share. In addition, W.H. Oyster has granted Dr. L.S. Smith a proxy to vote 38,615 of his currently outstanding shares.

(5)
Includes 150,000 shares currently exercisable under stock options with an average exercise price of $2.02 per share. In addition, John Benson has granted Dr. L.S. Smith a proxy to vote his 11,500 shares currently outstanding.

(6)	Includes 20,000 shares currently exercisable under stock options with an exercise price of $2.43 per share.

(7)
Includes 22,500 shares currently exercisable under stock options with an exercise price of $2.47 per share and 5,000 shares owned by Bartik, Cordeiro & Associates, as to which Dr. Cordeiro has shared voting and investment powers.

(8)	Craig Alan-Lee has granted Dr. L.S. Smith a proxy to vote his 320,000 shares currently outstanding.

(9)	Includes 5,000 shares currently exercisable under a stock option with an exercise price of $2.82 per share.

(10)	Includes 2,731 and 2,731 shares currently exercisable under stock options with an exercise price of $7.32 and $10.07, respectively, per share.

(11)
Includes 422,817 shares currently issuable upon the exercise of stock purchase warrants with an exercise price of $1.89 per share and 3,164,665 shares beneficially owned by Dr. Smith subject to the corporate governance agreement described above.  On February 16, 2009, the United States District Court for the Northern District of Texas, Dallas Division, issued an order taking possession of all securities, properties and other assets of Stanford International Bank and appointing Ralf S. Janvey as receiver for all those assets.  Mr. Janvey has sole voting and dispositive power with respect to the shares held by Stanford International Bank.  Pursuant to the corporate governance agreement, Stanford International Bank has shared voting power with respect to the 3,164,665 shares beneficially owned by Dr. Smith.  Stanford International Bank disclaims beneficial ownership of the 3,164,665 shares subject to the corporate governance agreement.

(12)
Includes 577,777, 267,857, 250,000, 150,000, 100,000, 45,000, 10,000 and 20,000 shares currently exercisable under stock options with an exercise price or average price, as the case may be, of $2.25, $1.12, $2.23, $2.02, $0.78, $2.47, $2.82 and $2.43, respectively, per share, and 493,282 shares subject to proxies granting Dr. L.S. Smith sole voting powers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms which they file.

Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during our fiscal year ended December 31, 2009, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Since we have elected to be classified as a "controlled company" within the meaning of the NYSE Amex listing standards, we do not have a compensation committee of our board of directors, or any committee performing similar functions.

Compensation Process

Management and/or the board of directors typically begins the process of determining the amount and mix of total compensation to be paid to our senior executives, including our named executive officers, in December of each year and finalizes the amounts the following January. This enables them to examine and consider our performance during the previous year in establishing the current year’s compensation.

Management and/or the board of directors has traditionally relied heavily on the input and recommendations of our Chief Executive Officer, Dr. L.S. Smith, who reviews and makes recommendations with respect to our executive compensation programs. The board believes Dr. Smith’s unique insight into our business, his role as CEO of our company, his day-to-day interaction with our senior executives, as well as his years of experience in the industry, provides a valuable resource to management and the board of directors.

Executive Compensation

The following information is furnished with respect to each of our most highly compensated executive officers whose cash compensation from us and our subsidiaries during our last fiscal year exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Dr. L.S. Smith	2009	425,000	106,500	9,000	(1)	540,500
Chief executive officer	2008	425,000	106,500	9,000	(1)	540,500
John Benson	2009	175,000	—	–		175,000
Chief financial officer	2008	175,000	—	–		175,000
William H. Oyster	2009	250,000	62,500	–		312,500
President	2008	250,000	62,500	–		312,500

(1)	In fiscal year 2008 and 2009, Dr. Smith was provided a monthly automobile allowance and a $2,000 per month home office allowance.

Grants of Plan-Based Awards

We did not grant any awards under any plan in fiscal year 2008 and 100,000 shares were granted to our Chief executive officer under our 2006 plan during the fiscal year 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes unexercised options to purchase shares of our common stock and equity plan awards outstanding at December 31, 2009 for each executive officer identified in the Summary Compensation Table above.  All options were fully vested and exercisable at the time of grant and expire 180 days after termination of service:

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)
Dr. L.S. Smith	577,777	2.25
Chief executive officer	267,857	1.12
	100,000	0.78
John Benson	50,000	1.625
Chief financial officer	25,000	2.25
	25,000	2.125
	50,000	2.25
William H. Oyster	100,000	2.25
President	50,000	2.125
	100,000	2.25

Option Exercises and Stock Vested

No executive officer identified in the Summary Compensation Table above exercised an option in fiscal year 2009, and no shares of stock vested with respect to any of those executive officers.

Pension Benefits

We do not have any plan which provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

We do not have any defined contribution or other plan which provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Agreements

Smith Employment Agreement.  The employment agreement for Dr. Smith sets forth the terms of his employment with us as chairman and chief executive officer. The agreement has an initial 3-year term, and will be automatically renewed thereafter for successive one-year terms unless either party provides at least 120 days notice not to renew. It provides for a base annual salary of at least $425,000. In addition, it provides for an annual bonus in an amount not less than one-half of his annual salary, payable on each January 31 in respect of the prior calendar year, with half of the payment being contingent upon our stock price having increased at least 10% during that calendar year. For purposes of the 2007 calendar year, the first day was deemed to be May 30, 2007, the date of the closing of the acquisition of Superior Galleries, and the 10% increase requirement will be prorated accordingly. In addition, Dr. Smith will be entitled to life insurance of $2,000,000, disability insurance equal to half of his base salary, medical insurance and other benefits.

Oyster Employment Agreement.  The new employment agreement for Mr. Oyster sets forth the terms of his employment with us as president and chief operating officer. The agreement has an initial 5-year term, and will be automatically renewed thereafter for successive one-year terms unless either party provides at least 120 days notice not to renew. It provides for a base annual salary of at least $250,000.  In addition, it provides for an annual bonus in an amount not less than one-half of his annual salary, payable on each April 30 in respect of the prior calendar year, with half of the payment being contingent upon our EBIT (earnings before interest and taxes) having increased at least 6% during that calendar year. In addition, Mr. Oyster will be entitled to life insurance of $1,000,000, disability insurance equal to half of his base salary, medical insurance and other benefits.

Benson Employment Agreement.  The new employment agreement for Mr. Benson sets forth the terms of his employment with us as chief financial officer. The agreement has an initial 2-year term. It provides for a base annual salary of $175,000 and an annual bonus to be determined by our board of directors. Upon the termination of his employment, Mr. Benson will be entitled to, among other things, (1) in case of termination by DGSE during the initial term other than for cause, base salary for the remainder of the initial term plus six months; and (2) in case of termination by DGSE after the initial term other than for cause, three months of annual base salary.

Potential Payments Upon Termination Or Change-In-Control

Under the employment agreements with Dr. Smith and Mr. Oyster, if the executive were to be terminated due to an illness, injury or other incapacity which prevents him from carrying out or performing fully the essential functions of his duties for a period of 180 consecutive days, or due to his death, the executive (or his legal representative) would be entitled to receive his salary for a period of one year following the date of termination and the pro rata portion of this bonus for the prior calendar year. If Dr. Smith would have been terminated for either reason on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him $425,000 in 26 bi-weekly installments of $16,346 each. If Mr. Oyster would have been terminated for either reason on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him $250,000 in 26 bi-weekly installments of $9,615 each.

In the event either executive were to be terminated for "cause", he would be entitled to the pro rata share of the bonus paid to him for the calendar year immediately preceding his termination. If either executive would have been terminated for "cause" on January 1, 2008 and his new employment agreement had then been in effect, we would not have been obligated to pay him any additional severance pay.

In the event either executive were to be terminated other than for "cause", or if either executive resigns for "good reason", he would be entitled to receive a lump sum payment of (i) his base salary for the remainder of the current year, plus (ii) the maximum bonus he would have been entitled to receive for the current year, plus (iii) three years salary based on the salary then in effect. If Dr. Smith would have been terminated other than for "cause" or resigned for "good reason" on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him a lump sum payment of $1.91 million. If Mr. Oyster would have been terminated other than for "cause" or resigned for "good reason" on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him a lump sum payment of $1.13 million.

In the event either executive were to resign other than for "good reason", he would be entitled to receive a lump sum payment of (i) his base salary for the remainder of the current year, plus (ii) a pro rata share of the maximum bonus he would have been entitled to receive for the current year, plus (iii) one year salary based on the salary then in effect. If Dr. Smith would have resigned other than for "good reason" on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him a lump sum payment of $850,000. If Mr. Oyster would have resigned other than for "good reason" on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him a lump sum payment of $500,000.

In addition, in the event of the termination of Dr. Smith’s employment, DGSE would be required to maintain medical health benefits for Dr. Smith and his wife until both are covered by a comparable health insurance plan provided by a subsequent employer or their earlier death. This obligation has an estimated present cost to us of $32,100 (assuming payment for a 36-month period). In the event of the termination of Mr. Oyster’s employment, we would be required to maintain medical health benefits for Mr. Oyster and his wife for a period of 18 months or, if earlier, until both are covered by a comparable health insurance plan provided by a subsequent employer. This obligation has an estimated cost to us of $17,200.

In the event of the termination of either executive’s employment, other than for termination by the executive for "good reason", the executive may not for a period of two years compete with us in the state in which we conduct business during the employment term.

For purposes of the two executives’ new employment agreements:

•
"cause" is defined as (i) conviction of the executive for a felony involving dishonest acts during the term of the agreement, (ii) any "willful" and material misapplication by the executive of company funds, or any other material act of dishonesty committed by him, or (iii) the executive’s "willful" and material breach of the agreement or "willful" and material failure to substantially perform his duties thereunder (other than a failure resulting from mental or physical illness) after written demand for substantial performance is delivered by the our board of directors which specifically identifies the manner in which the board believes the executive has not substantially performed his duties and the executive fails to cure his nonperformance. We are obligated to provide the executive 30 days written notice setting forth the specific reasons for its intention to terminate the executive for cause and an opportunity for the executive to be heard before our board of directors, and to deliver to the executive a notice of termination from the board of directors stating that a majority of the board found, in good faith, that the executive had engaged in the "willful" and material conduct referred to in the notice;

•	an act or failure to act is "willful" if done, or omitted to be done, by the executive in bad faith and without reasonable belief that his action or omission was in our best interest;

•
"good reason" is defined as (i) a change in the executive’s status or positions with us that, in his reasonable judgment, represents a demotion, (ii) the assignment to the executive of any duties or responsibilities that, in the executive’s reasonable judgment, are inconsistent with his existing status or position, (iii) layoff or involuntary termination of the executive’s employment, except in connection with the termination of the executive’s employment for "cause" or as a result of his retirement, disability or death, (iv) a reduction by us in the executive’s base salary, (v) any "change in control" occurring more than one year after the effective date of the agreement, (vi) the failure by us to continue in effect any employee benefit plan in which the executive is participating at the effective date of the agreement, other than as a result of the normal expiration of the plan in accordance with its terms, except to the extent that we provide the executive without substantially equivalent benefits, (vii) the imposition of any requirement that the executive be based outside the Dallas-Fort Worth metropolitan area, (viii) our failure to obtain the express assumption of the agreement by any successor, or (ix) any violation by us of any agreement (including the new employment agreement) between us and the executive; and

•
"change in control" is defined as (A) any person or group becomes the beneficial owner of shares representing 20% or more of the combined outstanding voting power of our company, (B) in any 12-month period, our directors at the beginning of that period cease to constitute a majority of our board of directors and a majority of the initial directors still in office neither elected all of the new directors nor nominated them all for election by our stockholders, or (C) a person or group acquires in any 12-month period gross assets of our company constituting at least 50% of the fair market value of all our gross assets.

Under the new employment agreement of Mr. Benson, if DGSE were to terminate Mr. Benson’s employment during the initial 2-year term, he would be entitled to receive a lump sum payment of (i) his base salary for the remainder of the initial term, plus (ii) six months salary based on the salary then in effect. If Mr. Benson would have been terminated by us on January 1, 2008 and his new employment agreement had then been in effect, we would have been obligated to pay him a lump sum payment of $437,500. If we were to terminate Mr. Benson’s employment after the initial 2-year term, he would be entitled to receive a lump sum payment of three months salary based on his salary then in effect.

In the event Mr. Benson were to resign upon not less than 30 days notice to us, and we were immediately to relieve Mr. Benson of his duties, he would be entitled to receive a lump sum payment of his salary until the date his resignation were to be effective. If Mr. Benson would have delivered a resignation notice to us on January 1, 2008 indicating his decision to resign on March 1, 2008, his new employment agreement had then been in effect and we would have immediately relieved him of his duties and terminated the employment agreement, we would have been obligated to pay him a lump sum payment of $29,000.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors during our 2009 fiscal year, except for directors who are also named executive officers and whose compensation is reflected in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash	Option Awards		Total
Dr. William P. Cordeiro, Ph.D.	$20,000	0	(1)	$20,000
Craig Alan-Lee	$18,000	0	(2)	$18,000
David Rector	$18,000	0	(3)	$18,000

(1)	Dr. Cordeiro has been granted options to purchase 32,500 shares of DGSE’s common stock at an exercise price equal to the then fair market value of DGSE’s common stock.

(2)	Mr. Alan-Lee has been granted an option to purchase 15,000 shares of DGSE’s common stock at an exercise price equal to the then fair market value of DGSE’s common stock.

(3)	Mr. Rector has been granted an option to purchase 10,000 shares of DGSE’s common stock at an exercise price equal to the then fair market value of DGSE’s common stock.

Directors who are also employees of DGSE do not receive any compensation for serving as a director or as a member of a committee of the board of directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Our company has not entered into any transaction since the beginning of our 2009 fiscal year required to be disclosed in this proxy statement, other than transactions described elsewhere herein.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval or ratification of transactions with designated related persons, which is available from our website, www.DGSE.com.  In accordance with the policy, our audit committee or the chairperson of our audit committee reviews transactions in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest.  In general, the policy applies to the following categories of related persons:  directors, nominees, executive officers, and stockholders owning five percent or more of our outstanding stock, and their respective immediate family members.  The committee or chairperson approves or ratifies only those transactions which are in, or not inconsistent with, the best interests of our company and our stockholders.  The audit committee chairperson reviews and approves or ratifies transactions when it is not practicable or desirable to delay review of a transaction until our audit committee can meet.  The chairperson reports any transactions with related persons he has approved or ratified to our audit committee and any transactions with related persons he or the audit committee has approved or ratified to our board.  Our audit committee will annually review any previously approved or ratified related person transactions that remain ongoing.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. To make such a request, please contact us at DGSE Companies, Inc., c/o Corporate Secretary, 11311 Reeder Road, Dallas, Texas 75229 or by phone at (972) 484-3662.  Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at our annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the annual meeting may request reasonable assistance or accommodation from us by contacting us at DGSE Companies, Inc., c/o Corporate Secretary, 11311 Reeder Road, Dallas, Texas  75229 or by phone at (972) 484-3662.  To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 16, 2010.

Whether you intend to be present at the annual meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

April 9, 2010	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chairman of the Board